SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
February 4, 2008
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12474 (Commission File Number)	74-6411424 (I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     In accordance with Section 9.02(b) of the Trust Agreement of the Torch Energy Royalty Trust (“Trust”), the Wilmington Trust Company, not in its individual capacity but solely as trustee for the Trust (“Trustee”), is required to engage an investment banking firm on behalf of the Trust to assist the Trustee and the Louisiana trustee in selling the remaining Net Profit Interests (“Advisor”) within five business days of January 29, 2008 (the “Termination Date” of the Trust in accordance with the Trust Agreement). The Trustee on behalf of the Trust has engaged Macquarie Capital (USA) Inc. as the Advisor to the Trust as of February 4, 2008 on terms and conditions customary for a transaction of this type and size.
     The information in this report is being furnished pursuant to Item 8.01 “Other Events”, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST
	By:	Wilmington Trust Company, not in its
individual capacity but solely as Trustee for
the Trust

Date: February 8, 2008	By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President

(The Trust has no employees, directors or executive officers.)